R O B I N S C H O E N P U B L I C R E L A T I O N S
       526 Penn Street Newtown, PA 18940 t: 215/504-2122 f: 215/504-2123
                          e-m: schoenpr@mindspring.com

FOR IMMEDIATE RELEASE
March 28, 2000


          MEDIX RESOURCES ANNOUNCES AGREEMENT WITH WARBURG DILLON READ

Denver, CO -- John Prufeta, president and CEO of Medix Resources, Inc. [OTCBB:MDIX], today announced that the Company has hired Warburg Dillon Read LLC
(WDR) as its exclusive financial advisor to provide advisory services relating to mergers and acquisitions, strategic relationships, and financing options. A member of the New York Stock Exchange and other principal exchanges, WDR is a New York-based investment banking firm. Medix provides Internet-based healthcare communication, data integration, and transaction processing software through its Cymedix.com product line.

"We are extremely excited to have Warburg Dillon Read as our financial advisory partner," stated Prufeta. " We expect WDR's expert healthcare team to be instrumental in helping Medix Resources achieve its strategic objectives within the healthcare Internet industry."

Denver-based Medix Resources, through Cymedix Lynx Corporation, offers Cymedix.com, a suite of fully-secure, patented Internet communications software products, to the healthcare industry. Additional information about Medix Resources and its products and services can be found by visiting its Web sites, www.medixresources.com and www.cymedix.com, or by calling 800/326-8773.

                                      # # #

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, contain forward-looking information with respect to plans, projections and/or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's Form 10-KSB/A for 1998, which was filed with the Securities and Exchange Commission on July 23, 1999, and its 1999 third quarter Form 10-QSB, which was filed with the Securities and Exchange Commission on November 10, 1999. This information is available from the SEC or the Company.


Contacts:  General and Press Inquiries         Investor Inquiries
           -----------------------------       -------------------
           Robin Schoen                        Josh Golomb
           Robin Schoen Public Relations       SmallCaps Online Communications
           215/504-2122                        212/554-4158